CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (the "Agreement") is entered into on May 30, 2017, between Bravo Multinational Incorporated. (BRVO) ("Company") whose principal address is 590 York Road, Unit 3, Niagara On The Lake, Ontario, Canada, LOS 1J0 and Var Growth Corporation ("Consultant"), having its principal address at 9060 Equus Circle, Boynton Beach, FL 33472. Which is a two-year term starting May 30,2017.

WHEREAS, the Company desires to retain the services of Consultant as described herein and Consultant desires to provide such services for the consideration set forth below and for such other mutual promises and consideration received the Company and Consultant at this moment enter into this Agreement as follows:

1. Services. The Company retains Consultant to render to the Company the following services (the "Services"):

In consultation with the Company, Consultant may schedule and arrange meetings and conferences, in person, by telephone, or other media, for the Company's representatives and such third parties as the Consultant believes will further the purposes of this Agreement. Said meetings and conferences shall be with representatives of potential strategic partners of the Company, marketing and media representatives and representatives of investment and banking advisory services.

2(a). Compensation. As consideration for Consultant's performance of the Services, the Company agrees to issue to Consultant, ONE HUNDRED FIFTY THOUSAND (150,000) fully-earned shares of the Company (the "Shares"). Further, if requested by Consultant or nominee, that Company will pay up to $1300.00 (Thirteen Hundred Dollars) to the Consultant upon receipt of invoiced payment for deposit fee.

The Company and Consultant agree to the following:

2(b). Compensation. In Consideration for those services outlined in paragraph 1, the CLIENT shall be obligated to compensate CONSULTANT 150,000 Shares of Common Stock in BRAVO MULTINATIONAL Incorporated (the "Shares"), which shall be deemed earned in full and non-refundable, non-cancellable, and non-apportionable upon execution hereof and the shares were not, and shall not be construed as a prepayment for future services. The CLIENT also agrees that if the Agreement is terminated for any reason by the CLIENT, the shares cannot and will not be returned to the CLIENT. If this agreement is terminated by the CONSULTANT for reasons 'other than breach by the company' than the CONSULTANT will return issued shares on a pro-rated basis

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for the number of months remaining in the contract only for 75,000 shares, and 75,000 Shares to be fully earned (2-year contract with valued at $105,000). The share issuance effective date shall be May 30, 2017 for the first issuance of 75,000 shares, and Sept. 30, 2017 for second issuance of 75,000 shares.

(a) The following legend (or a legend substantially in the following form) shall be placed on certificates representing the Shares issued under this Section 2:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVENOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE UNITED STATES STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, OR (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES (CONCURRED IN BY LEGAL COUNSEL FOR THIS CORPORATION) STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCHTRANSACTION IS EXEMPT FROM REGISTRATION.

Additionally, the Consultant understands that at present Rule 144 promulgated under the Securities Act may not be relied upon for the resale or distribution of the securities issued pursuant to this Section 2, because the Company does not file current or periodic reports with the Securities and Exchange Commission or make information about the Company publicly available. Moreover, there can be no assurance that the Company will in the future file such reports or make publicly available such information.
The consultant will be reimbursed for any and all expenses incurred by it in the performance of its duties hereunder as approved by the Company. The Company will incur no expenses in relation to the services provided by Consultant except as set forth above unless approved in advance.

3. Term and Termination. Subject to earlier termination, the term of this Agreement shall begin on the date set forth. Thereafter, the parties may renew this agreement upon mutually agreeable terms. Either party may terminate this Agreement on thirty (30) calendar days written notice after the first year, or if before such action, the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in that party being responsible for reimbursing the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement. Upon any termination or expiration of this

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Agreement, Company shall pay all unpaid and outstanding fees, through the effective date of termination or expiration of this Agreement. And upon such termination, Consultant shall provide and deliver to Company any and all outstanding Services due through the effective date of this Agreement. Termination by either party shall not result in the forfeiture by Consultant of the Shares or right to a written legal opinion regarding the tradability of the Shares.

4. Independent Contractor Status. The parties agree and acknowledge that that this Agreement shall not be construed so as to make either an employee of the other and neither party shall hold themselves out as such. Neither party shall i) have the authority bind the other to any contract, agreement, nor indenture; ii) be liable to any third party for the acts of the other; nor iii) accept service of process for the other.

5. Confidential Information. The parties agree that Consultant shall have access to, have disclosed to it, or otherwise obtain Confidential Information about the Company. "Confidential Information" shall mean confidential, nonpublic or other proprietary information including, without limitation, letters addressed from the Securities and Exchange Commission to the Company, trade secrets, technical information, including algorithms, code, data, designs, documentation, drawings, formulae, hardware, know-how, ideas, inventions, whether patentable or not, photographs, plans, procedures, processes, reports, research, samples, sketches, software, specifications, business information, including customer and distributor names, marketing information, operations, products, financial information, including pricing and other confidential information that is disclosed under the terms of this Agreement by the Company.

Consultant shall not disclose to any third party, or use for any purpose other than in furtherance of this Agreement, Confidential Information it receives without the prior written consent of the Company. The information shall not be considered Confidential Information if such information is i) already known to Consultant at the time it is obtained, ii) subsequently learned from an independent third party; or iii) available publicly. Monetary damages are only to be assessed to the company if the consultant sells BRVO shares during a period in which company filings are not up to date beyond any NT10K or NT10Q extensions.

6. Best Efforts. The parties agree that Consultant will utilize its best efforts to provide the Services outlined in Section 1 above. The Company acknowledges and accepts that Consultant does not and cannot promise or guarantee that any specific result can or will be achieved by the Consultant as a result of its performance of the Services set forth herein.

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7. Assignment. This Agreement shall be assigned to and inure to the benefit of, and be binding upon, any successor to substantially all of the assets and business of the Company as a going concern, whether by merger, consolidation, liquidation or sale of substantially all of the assets of the Company or otherwise. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform as if no such succession had taken place; and, as used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, otherwise; provided that for purposes of Section 8 hereof, the term "Company" shall mean the Company as herein before defined and any such transaction in which this Agreement is assigned to a successor may not expand or enlarge the scope of restrictions applicable to Consultant pursuant to this Agreement. Consultant understands and agrees, however, that this Agreement is exclusive and personal to Consultant only, and, as such, will neither assign nor subcontract all or part of its undertaking(s) or obligation(s) under the terms of this Agreement.

8. Suit/Jurisdiction. The parties agree that any and all disputes arising out of or relating to this Agreement shall be submitted to the American Arbitration Association ("AAA") for binding and final resolution in accordance with the rules of the AAA. The parties further agree that such arbitration shall take place in West Palm Beach County, Florida, USA. Notwithstanding the foregoing, the parties shall each retain the right to seek injunctive or equitable relief for any actual or threatened breach of Sections 5 and 6 of this Agreement. In the event either party exercises its right to seek injunctive or equitable relief, it shall do so in a court of competent jurisdiction in the State of Florida. In such action, the non-breaching party shall not be required to plead or prove irreparable harm or lack of an adequate remedy at law or post a bond or any security. Without limitation of the foregoing, each party acknowledges that it hereby waives the right to have disputes rising out of or relating to this Agreement resolved by jury trial.

9. Interpretation of Agreement. This Agreement shall be interpreted in accordance with the plain meaning of its terms and under the laws of the State of Florida.

10. Contents of Agreement and Amendments. This Agreement set forth the entire agreement of the parties. No amendment or modification to this Agreement shall be binding unless in writing and signed by both parties.

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11. Counterparts. Delivery by EMAIL. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this Agreement may be affected by email.

12. Attorney's Fees. In the event of any dispute hereunder, the prevailing party shall be entitled to recover all costs and expenses incurred by it in connection with the enforcement of this Agreement, including all attorneys' fees in arbitration.

13. Indemnification. Consultant agrees to indemnify and hold harmless the Company and its affiliates, and the respective directors, officers, shareholders, agents and employees of the Company (collectively the "Company Indemnified Persons"), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities, and expenses as incurred by any of them (including the reasonable fees and expenses of counsel) which relate to or arise out of any actions taken or omitted or which otherwise relate to or arise out of Consultant's activities; outside of the scope of its authorization hereunder, including any false or misleading statements made with regard to the Company by Consultant, except for any such claims arising out of the Company's gross negligent or willful misconduct (collectively a "Company Claim") and Consultant shall reimburse any Company Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Company Indemnified Person in connection with investigating, preparing or defending any such Company Claim in connection with pending or threatened litigation in which any Company Indemnified Person is a party.

CLIENT shall further cooperate with CONSULTANT by timely filing all required reports with the U.S. Securities and Exchange Commission ("SEC") during term of this Agreement, including all reports necessary to keep any outstanding securities Registration statement current. If CLIENT fails to remain in current status with all required filings with the SEC, CONSULTANT, shall be entitled to money damages determined by the difference between the market value of the shares issued as compensation herein to CONSULTANT on the date of this Agreement and the market value of all unsold shares on the eleventh business day after the CLIENT'S filings with the SEC became overdue.

CLIENT further agrees that it will include CONSULTANT'S shares paid to it pursuant to this Agreement in all registration statements filed with the SEC under the Securities Act of 1933, as amended ("33 Act"), during the time of this Agreement. CONSULTANT shall be identified as a Selling Shareholder in each "33 Act registration a statement along with all shares issued to CONSULTANT pursuant to this Agreement unless notified in writing by CONSULTANT that a lesser amount of shares should be included or no shares included.

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COMPANY agrees to share stockholder list with CONSULTANT so that the CONSULTANT can communicate with them, and CONSULTANT will contact them at their own expense.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first written above.

Consultant:
Var Growth Corp.
9060 Equus Circle
Boynton Beach, Florida 33472

Kim Davis-President

Date: 6/30/2017

Corporation:
Bravo Multinational Incorporated
590 York Road, Unit #3
Niagara on the Lake, Ontario, Canada

Paul Parliament, Chairman/CEO

Date: ________________